EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the ING Americas Savings Plan and ESOP of our report dated March 24, 2003, with respect to the consolidated financial statements and schedules of ING Groep N.V. included in the Annual Report on Form 20-F of ING Groep N.V. for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

Amsterdam, The Netherlands
September 15, 2003

Ernst & Young Accountants